Exhibit 8(C)(vi)

                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

    The Participation Agreement (the "Agreement"), dated October 1, 2002, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Invesco Aim Distributors, Inc., a Delaware corporation, CUNA Mutual Insurance Society, an Iowa life insurance company, and CUNA Brokerage Services, Inc., is hereby amended as follows:

    WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

    WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

    Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

ACCOUNTS UTILIZING THE FUNDS
----------------------------

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS
--------------------------------

ALL CONTRACTS FUNDED BY THE ACCOUNTS

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010

                                               AIM VARIABLE INSURANCE FUNDS
                                               (INVESCO VARIABLE INSURANCE FUNDS

Attest: /s/ Peter Davidson                     BY:    /s/ John M. Zerr
        -------------------                           --------------------------
Name:   Peter Davidson                         Name:  John M. Zerr
Title:  Assistant Secretary                    Title: Senior Vice President

                                               INVESCO DISTRIBUTORS, INC.

Attest: /s/ Peter Davidson                     BY:    /s/ John S. Cooper
        -------------------                           --------------------------
Name:   Peter Davidson                         Name:  John S. Cooper
Title:  Assistant Secretary                    Title: President

                                               CUNA MUTUAL INSURANCE SOCIETY

Attest: /s/ Diane M. Fisher                    By:    /s/ James Metz
        -------------------                           --------------------------
Name:   Diane M. Fisher                        Name:  James Metz
Title:  Senior Law Specialist                  Title: SVP

                                               CUNA BROKERAGE SERVICES, INC.

Attest: /s/ Diane M. Fisher                    By:    /s/ James Metz
        -------------------                           --------------------------
Name:   Diane M. Fisher                        Name:  James Metz
Title:  Senior Law Specialist                  Title: President

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